EXHIBIT 10.11

SECURED PROMISSORY NOTE

$3,000,000	December 31, 2012 Newport Beach, CA

For value received, RJM BV, a Dutch corporation (the “Company”), promises to pay to SearchCore, Inc., a Nevada corporation, or its assigns (the “Holder”) the principal sum of Three Million Dollars ($3,000,000).  The principal hereof shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on July 10, 2015 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 4 hereof).  Payment of all amounts due hereunder shall be made to the Holder per the instructions in Section 5 hereof.  Interest shall accrue on the outstanding principal amount on an annual basis at a rate of One and One Hundredth Percent (1.01%).

1. HISTORY OF THE NOTE.  This Note is being delivered to Holder as consideration under that certain Agreement and Plan of Reorganization dated December 11, 2012 (the “Agreement and Plan of Reorganization”).

2. PAYMENT OF THE NOTE. Throughout the term of the Note, Company shall make monthly payments as follows:

A.	Two Hundred Fifty Thousand Dollars ($250,000) on January 15, 2012;

B.	One Hundred Thousand Dollars ($100,000.00) beginning February 25, 2013 and continuing on the twenty fifth (25th) of each month thereafter for a total of twenty eight (28) months; and

C.	A final payment in the amount of Sixteen Thousand Five Hundred Dollars ($16,500.00) on July 25, 2015.

Each payment shall be credited first to accrued interest and then principal; interest shall then cease on the portion of the principal credited.  All payments shall be made in lawful money of the United States of America.

If any payment of principal or interest under this Note shall not be made within ten (10) business days when due, a late charge of ten percent (10%) of the outstanding payment amount may be charged by Holder for the purpose of defraying the expenses incident to handling such delinquent payments.  Such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Holder due to the failure of Company to make timely payments.

Notwithstanding the above, in the event that substantially all of the business of WeedMaps Media, Inc. (“WeedMaps”), which is being purchased from the Holder by the Company pursuant to the Agreement and Plan of Reorganization, is suspended by an investigation or other enforcement action by the federal government of the United States, then the obligations of the Company hereunder shall be suspended until such time as the business of WeedMaps is restored to a level at least fifty percent (50%) of that prior to such suspension.  In the event any suspension pursuant to this section shall extend for more than twenty four (24) months, then the obligation of the Company hereunder shall be terminated.

3. PREPAYMENT.  The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

4. DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)           The non-payment, when due, of any principal pursuant to this Note;

(b)           The material breach of any representation or warranty in this Note;

(c)           The breach of any covenant or undertaking, not otherwise provided for in this Section 4;

(d)           The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)           The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

In the event the Holder becomes aware of a breach of Sections 4(a), (b) or (c), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) calendar days after notice to cure such breach.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder shall immediately become due and payable without any such notice.

5. NOTICES.  All notices provided for in this Agreement shall be given as set forth in Section 7.2 of the Agreement and Plan of Reorganization.

6. ASSIGNMENT.  This Note may not be assigned by the Company without the express written consent of the Holder, which may be withheld in its sole discretion.  This Note may be assigned by the Holder to any affiliated party or entity, in its sole discretion, and Holder agrees to give notice of any assignment to the Company within five (5) days thereof.

7. GOVERNING LAW; VENUE.  This Note is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of California.  Any cause of action brought to enforce any provision of this Note shall be brought in the appropriate court in Orange County, California.  If any provision of this Agreement is declared void, such provision shall be deemed severed from this Note, which shall otherwise remain in full force and effect.  This Note shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

8. ATTORNEY’S FEES.  The Company agrees to pay the following costs, expenses, and attorneys' fees paid or incurred by Holder, or adjudged by a court: (i) reasonable costs of collection, costs, and expenses, and attorneys' fees paid or incurred in connection with the collection or enforcement of this Note, and (ii) costs of suit and such sum as the court may adjudge as attorneys' fees in any action to enforce payment of this Note or any part of it.

9. CONFORMITY WITH LAW.  It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

10. MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.  No delay or omission by Holder in exercising any right hereunder shall operate as a waiver of such right or any other right of Holder.  A waiver on one occasion shall not be construed as a bar to or waiver of any right in the future.

11. SECURITY.  This Note is secured by the Collateral as described in that certain Pledge and Security Agreement of even date herewith.

12. SEVERABILITY; REFORMATION.  In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.  Without limiting the foregoing, if any provision (or part of provision) contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing applicable law.

13. TRIAL BY JURY.  COMPANY (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY COMPANY, KNOWINGLY AND VOLUNTARILY.

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IN WITNESS WHEREOF, Company has executed this Secured Promissory Note as of the date first written above.

“Company”

RJM BV
a Dutch corporation

/s/ Mario Lap
By: Mario Lap
Its: President

Acknowledged:

“Holder”

SearchCore, Inc.,
a Nevada corporation

/s/ James Pakulis
By: James Pakulis
Its: President and Chief Executive Officer